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                     AMENDED AND RESTATED MULTI-CLASS PLAN
                                      FOR

                            THE GOVETT FUNDS, INC.

                  AS AMENDED AND RESTATED ON AUGUST 14, 1998


     This AMENDED AND RESTATED Multi-Class Plan (THE "PLAN") is adopted pursuant to Rule 18f-3 under the Act to provide for the issuance and distribution of multiple classes of shares by each SERIES OF THE GOVETT FUNDS, INC. (EACH SERIES A "FUND" AND COLLECTIVELY THE "FUNDS") WHICH IS IN EXISTENCE ON THE DATE THIS PLAN WAS ADOPTED OR WHICH MAY BE CREATED SUBSEQUENTLY, each hereto in accordance with the terms, procedures and conditions set forth below. A majority of the Directors of the Company, including a majority of the Directors who are not interested persons of the Company within the meaning of the Act, found this Plan, including the expense allocations, to be in the best interest of each Fund and each Class of Shares of each Fund and adopted this Plan on AUGUST 14, 1998.

     A. Definitions. As used herein, the terms set forth below shall have the meanings ascribed to them below.

          1.   The Act - Investment Company Act of 1940, as amended.
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          2.   CDSC - contingent deferred sales charge ASSESSED ON CLASS B
               ----
               RETAIL SHARES.

          3.   CDSC Period - the period of years following acquisition during
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               which CLASS B RETAIL Shares are assessed a CDSC upon redemption.

          4.   Class - a class of Shares of a Fund.
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          5.   Class A RETAIL Shares - ARE DESCRIBED in Section B. 1.
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          6.   Class B RETAIL Shares - ARE DESCRIBED in Section B.1 2.
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          7.   Company - The Govett Funds, Inc., a corporation organized under
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               the laws of the State of Maryland.

          8.   Directors - the directors of the Company.
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          9.   Distribution Expenses - expenses incurred in activities which are
               ---------------------
               primarily intended to result in the distribution and sale of Shares as defined in a Plan of Distribution and/or board resolutions.

          10.  Distribution Fee - a fee paid by a Fund to the Distributor in
               ----------------
               reimbursement of Distribution Expenses.

          11.  Distributor - THE DISTRIBUTOR OF THE SHARES PURSUANT TO AN
               -----------
               AGREEMENT, DULY AUTHORIZED BY THE DIRECTORS, WITH THE
               COMPANY.


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          12.  Fund - a separate series of Shares of the Company, with the
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               Shares of each such series representing a beneficial interest in a separate portfolios of securities and other assets.

          13.  Institutional Class Shares - ARE DESCRIBED in Section B. 13.
               --------------------------

          14.  Money Market Fund - Zurich Kemper Cash Account Trust Money Market
               -----------------
               Portfolio.

          15.  Plan of Distribution - Any plan adopted under Rule 12b-1 under
               --------------------
               the Act with respect to payment of a Distribution Fee.

          16. REDEMPTION FEE - A FEE, PAYABLE TO THE AFFECTED FUND, WHICH THE COMPANY MAY IMPOSE ON ANY SHARES FOR ANY PURPOSE, INCLUDING DISCOURAGING SHORT-TERM TRADING AND OFFSETTING THE COSTS RESULTING FROM SUCH ACTIVITY. SEE SECTION I.

          17.  Service Fee - a fee paid to financial intermediaries for the
               -----------
               ongoing provision of personal services to Fund shareholders and/or the maintenance of shareholder accounts.

          18.  Share - a share of IN COMMON STOCK, $0.00001 PAR VALUE, OF a
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               Fund.

     B. Classes. AS OF THE DATE HEREOF, E Each Fund may offer three Classes as follows. ADDITIONAL CLASSES MAY BE CREATED OR ELIMINATED BY THE BOARD OF DIRECTORS FROM TIME TO TIME AND THIS PLAN SHALL BE AMENDED TO REFLECT SUCH CHANGES.

          1.   Class A RETAIL Shares.  Class A RETAIL Shares shall be offered at
               ----------------------
               net asset value. Class A RETAIL Shares shall be subject to ongoing Distribution Fees approved from time to time by the Directors and set forth in the Fund's prospectus. CLASS A RETAIL SHARES MAY ALSO BE SUBJECT TO A REDEMPTION FEE, AS APPROVED FROM TIME TO TIME BY THE DIRECTORS AND SET FORTH IN THE FUND'S PROSPECTUS. Although shares of the Money Market Fund are not designated as "Class A RETAIL" they shall be treated as Class A shares for the purposes of this Plan.

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          2.   Class B RETAIL Shares.  Class B RETAIL Shares shall be (1)
               ----------------------
               offered at net asset value, (2) subject to a CDSC for the CDSC Period set forth in Section D. 1, (3) subject to ongoing Service Fees and Distribution Fees approved from time to time by the Directors and set forth in the Fund's prospectus, (4) SUBJECT TO A REDEMPTION FEE, AS APPROVED FROM TIME TO TIME BY THE DIRECTORS AND SET FORTH IN THE FUNDS' PROSPECTUS, and (-4-5) converted to Class A RETAIL shares eight years after the calendar month in which the shareholder's order to purchase was accepted.

          3.   Institutional Class Shares.  Institutional Class Shares shall be
               ---------------------------
               (1) offered at net asset value, and (32) subject to ongoing Service Fees and Distribution Fees approved from time to time by the Directors and set forth in the Funds' prospectus. INSTITUTIONAL CLASS SHARES MAY ALSO BE SUBJECT TO A REDEMPTION FEE, AS APPROVED FROM TIME TO TIME BY THE BOARD OF DIRECTORS AND SET FORTH IN THE FUND'S PROSPECTUS.

     C. Rights and Privileges of Classes. Each Class of each Fund will represent an interest in the same portfolio of investments of that Fund and will have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except as described otherwise herein.

     D. CDSC. A CDSC may be imposed upon redemption of Class A Shares and Class B RETAIL Shares subject to the following conditions:

          1.   CDSC Period.  The CDSC Period for Class B RETAIL Shares shall be
               -----------
               no more than twenty years as recommended by the Distributor and approved by the Directors.

          2.   CDSC Rate.  The CDSC rate shall be recommended by the Distributor
               ---------
               and approved by the Directors. If a CDSC is imposed for a period greater than one year the CDSC rate must decline during the CDSC Period such that (a) the CDSC rate is less in the last year of the CDSC Period than in the first and (b) in each succeeding year the CDSC rate shall be less than or equal to the CDSC rate in the preceding year.

          3.   Disclosure and Changes.  The CDSC rates and CDSC Period shall be
               ----------------------
               disclosed in a Fund's prospectus and may be decreased at the discretion of the Distributor but may not be increased unless approved as set forth in Section L-M.

          4.   Method of Calculation.  The CDSC shall be assessed on an amount
               ---------------------
               equal to the lesser of the then current market value or the cost of the Shares being redeemed. No sales charge shall be imposed on increases in the net asset value of the Shares being redeemed above the initial purchase price.

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               No CDSC shall be assessed on Shares derived from reinvestment of dividends or capital gains distributions. The order in which Class B RETAIL Shares are to be redeemed when not all of such Shares would be subject to a CDSC shall be as determined by the Distributor in accordance with the Act AND THE RULES OF THE COMMISSION.

          5.   Waiver.  The Distributor may in its discretion waive a CDSC
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               otherwise due upon the redemption of Shares under circumstances previously approved by the Directors and disclosed in the Fund's prospectus or statement of additional information and as allowed under the Act AND THE RULES OF THE COMMISSION.

          6.   Calculation of offering price. The offering price of Shares
               -----------------------------
               subject to a CDSC shall be computed in accordance with Rule 22c-1 and Section 22(d) of the Act and the rules and regulations thereunder.

          7.   Retention by Distributor.  The CDSC paid with respect to Shares
               ------------------------
               of a Fund may be retained by the Distributor to reimburse the Distributor for commissions paid by it in connection with the sale of Shares subject to a CDSC and Distribution Expenses to the extent of such commissions and Distribution Expenses eligible for reimbursement and approved by the Directors.

     E. Service and Distribution Fees. RETAIL Shares shall be subject to a Distribution Fee, Class B RETAIL Shares shall be subject to a Service Fee and a Distribution Fee and Institutional Class Shares shall not be subject to a Service Fee or a Distribution Fee. The Service Fee applicable to each of Class A RETAIL and Class B RETAIL Shares shall not exceed 0.25% per annum of the average daily net assets of the Class and the Distribution Fee shall not exceed 0.75% per annum of the average daily net assets of the Class. All other terms and conditions with respect to Service Fees and Distribution Fees shall be governed by the plans adopted by the Company with respect to such fees and Rule 12b-1 of the Act.

     F. Conversion. Class B RETAIL SHARES purchased through the reinvestment of dividends and distributions paid on CLASS B RETAIL SHARES subject to conversion shall be treated as if held in a separate sub-account. Each time any Shares in a Class B Shareholder's account (other than CLASS B RETAIL Shares held in the sub-account) convert to Class A RETAIL Shares, a proportionate number of Shares held in the sub-account shall also convert to Class A RETAIL Shares. All conversions shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge. So long as any Class of Shares converts into Class A RETAIL Shares, the Distributor shall waive or reimburse each Fund, or take such other actions with the approval of the DIRECTORS as may be reasonably necessary, to ensure the expenses, including payments authorized under a Plan of Distribution, applicable to the Class A RETAIL Shares are not higher than the expenses, including payments authorized under the Plan of Distribution, applicable to the class of shares converting into Class A

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          Shares.

     G.   Allocation of Expenses, Income and Gains Among Classes.

          1.   Expenses applicable to a particular class.  Each Class of each
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               Fund shall pay any Service Fee OR Distribution Fee applicable to that Class. Other expenses applicable to a particular Class, such as incremental transfer agency fees, but not including advisory or custodial fees or other expenses related to the management of the Fund's assets, shall be allocated between Classes in different amounts if they are actually incurred in different amounts by the Classes or the Classes receive services of a different kind or to a different degree than other Classes.

          2.   Distribution Expenses.  Distribution Expenses actually
               ---------------------
               attributable to the sale of all Classes shall be allocated to each Class based upon the ratio which sales of each Class bears to the sales of all Shares of the Fund. For this purpose, Shares issued upon reinvestment of dividends or distributions, upon conversion from Class B RETAIL to Class A RETAIL Shares, or upon stock splits, will not be considered sales.

          3.   Income, capital gains and losses, and other expenses applicable
               ---------------------------------------------------------------
               to all Classes. Income, realized and unrealized capital gains and
               --------------
               losses, and expenses, such as advisory fees applicable to all Classes, shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund.

          4.   Determination of nature of expenses.  The Directors shall
               -----------------------------------
               determine in their sole discretion whether any expense other than those listed herein is properly treated as attributed to a particular Class or all Classes.

     G. Exchange Privilege. Exchanges of Shares shall be permitted between Funds as follows.

          1.   General.   Shares of one Fund may be exchanged for Shares of the
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               same Class of another Fund at net asset value and without sales charge, provided that the account holder remains the same and
                       -------- ----
               provided that the Distributor may specify that certain Funds may
               -------- ----
               not be exchanged within a designated period, which shall not exceed 90 days, after acquisition without prior Distributor approval.



               2. MONEY MARKET FUND.

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               THE MONEY MARKET FUND, WHICH IS NOT A SERIES OF THE COMPANY, IS
               OFFERED TO FUND SHAREHOLDERS. EXCHANGES INTO AND OUT OF MONEY MARKET FUND MAY BE MADE SUBJECT TO THE FOLLOWING CONDITIONS.

               A. EXCHANGES INTO MONEY MARKET FUND. SHARES OF ANY CLASS OF ANY FUND MAY BE EXCHANGED INTO MONEY MARKET FUND, SUBJECT TO ANY APPLICABLE REDEMPTION FEE AND WITHOUT THE IMPOSITION OF ANY APPLICABLE CDSC, PROVIDED THAT

                    (I) SHARES SUBJECT TO A CDSC DO NOT "AGE" WITH RESPECT TO THE CDSC HOLDING PERIOD WHILE THE SHARES ARE INVESTED IN MONEY MARKET FUND; AND

                    (II) SHARES EXCHANGED INTO MONEY MARKET FUND CAN ONLY BE
                         EXCHANGED FOR FUND SHARES OF THE SAME CLASS FROM WHICH THEY EXCHANGED OUT OF MONEY MARKET FUND.

               B.   EXCHANGES OUT OF MONEY MARKET FUND.

                    (I) NO FEES ARE IMPOSED ON EXCHANGES OUT OF MONEY MARKET FUND INTO ANY FUND. HOWEVER, SHARES WHICH WERE SUBJECT TO A CDSC PRIOR TO THE EXCHANGE RESUME AGING WITH RESPECT TO THE CDSC HOLDING PERIOD, AND INITIAL PURCHASES INTO A CLASS SUBJECT TO A CDSC BECOME SUBJECT TO ANY APPLICABLE CDSC.

                    (II) FUND SHARES PURCHASED BY EXCHANGE OUT OF MONEY MARKET
                         FUND BECOME SUBJECT TO ANY APPLICABLE REDEMPTION FEE.

          2.   CDSC Computation.  The acquired CLASS B RETAIL Shares will remain
               ----------------
               subject to the CDSC rate schedule and CDSC Period for the original Fund upon the redemption of the CLASS B RETAIL Shares from the Govett complex of funds. For purposes of computing the CDSC payable on a disposition of the new Class B RETAIL Shares, the holding period for the original Shares shall be added to the holding period of the new Shares.

     I. REDEMPTION FEE. EFFECTIVE SEPTEMBER 1, 1998, FROM TIME TO TIME THE COMPANY MAY, IN ACCORDANCE WITH APPLICABLE RULES AND REGULATIONS AND UPON APPROVAL OF THE DIRECTORS, IMPOSE A REDEMPTION OR EXCHANGE FEE ON ANY CLASS OF SHARES (A "REDEMPTION FEE") FOR ANY PURPOSE, INCLUDING DISCOURAGING SHORT-TERM TRADING AND OFFSETTING THE COSTS FOR SUCH TRADING ACTIVITY. THIS FEE, WHICH IS PAYABLE TO THE AFFECTED FUND, SHALL OPERATE AS DESCRIBED IN THE FUNDS' PROSPECTUS, AND MAY NOT BE IMPOSED ON SHARES ACQUIRED THROUGH THE REINVESTMENT OF DIVIDENDS OR CAPITAL GAINS

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          DISTRIBUTIONS. THE "FIRST-IN, FIRST-OUT" METHOD SHALL BE USED TO
          DETERMINE THE HOLDING PERIOD. ALL SHARES PURCHASED PRIOR TO SEPTEMBER 1, 1998 ARE EXEMPT FROM THE REDEMPTION FEE AND WOULD BE CONSIDERED TO BE REDEEMED FIRST. THE COMPANY MAY WAIVE THE REDEMPTION FEE UNDER CERTAIN CIRCUMSTANCES, AND THE CONDITIONS OF SUCH WAIVERS SHALL BE DESCRIBED IN THE FUNDS' PROSPECTUS.

     J.   Voting Rights of Classes.

     1. Shareholders of each Class shall have exclusive voting rights on any matter submitted to them that relates solely to the Plan of Distribution related to that Class, provided that.

          a. If any amendment is proposed to the plan under which Service Fees are paid with respect to Class A RETAIL Shares of a Fund that would increase materially the amount to be borne by Class A RETAIL Shares under that plan, then no Class B RETAIL Shares shall convert into Class A RETAIL Shares of that Fund until the holders of Class B RETAIL Shares of that Fund have also approved the proposed amendment.

          b. If the holders of the Class B RETAIL Shares referred to in subparagraph a. do not approve the proposed amendment, the Directors and the Distributor shall take such action as is necessary to ensure that the Class B RETAIL Shares shall convert into another Class identical in all material respects to Class A RETAIL Shares of the Fund as constituted prior to the amendment.

     2. Shareholders shall have separate voting rights on any matter submitted to shareholders in which the interest of one Class differs from the interests of any other Class.

     K. Dividends. Dividends paid by a Fund with respect to each Class, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in substantially the same amount, except any Distribution Fees, Service Fees or incremental expenses relating to a particular Class will be borne exclusively by that Class.

     L. Reports to Directors. The Distributor shall provide to the Directors quarterly and annually statements concerning distribution and Shareholder servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1 of the Act, as it may be amended from time to time. The Distributor also shall provide the Directors such information as the Directors may from time to time deem to be reasonably necessary to evaluate this Plan.

     M. Amendment. Any material amendment to this Plan, shall be approved by the affirmative vote of a majority of the Directors including the affirmative vote of the Directors who are not interested persons of the Company, except that any amendment that increases the CDSC rate schedule or CDSC Period must also be

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          approved by the affirmative vote of a majority of the Shares of the affected Class. The Distributor shall provide the Directors such information as may be reasonably necessary to evaluate any amendment to this Plan.

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